EXHIBIT 99.1

             ASTEA REPORTS FOURTH QUARTER AND YEAR-END 2005 RESULTS

                        ANOTHER PROFITABLE YEAR FOR ASTEA

     HORSHAM, Pa., March 31 /PRNewswire-FirstCall/ -- Astea International Inc. (Nasdaq: ATEA), a global provider of service management solutions, today released its fourth quarter and year-end financial results for fiscal 2005. For the quarter ended December 31, 2005, Astea reported revenues of $5.4 million which was 8% greater than revenues of $5.0 million for the same period in 2004. Net loss for the quarter was $643,000 or ($.25) per share, compared to a net profit of $186,000 or $.06 per share for the same period in 2004. Software license fee revenues were $767,000, compared to $2.3 million for the same period in 2004. Service and maintenance revenue of $4.6 million was 71% greater than the same period last year.

     For the 2005 fiscal year, the Company reported revenues of $22.8 million and a net income of $1.8 million or $.59 per share, compared to revenues of $19.3 million and a net income of $2.1 million or $.72 per share for the 2004 fiscal year. License revenues increased 3% from 2004 and service and maintenance revenues increased 28%. Service and maintenance revenues for the Astea Alliance offering increased 27% compared to the 2004 calendar year. Included in the Company's results is an increase in research and development expenses of 75%, which resulted from an increased focus on product improvement and new product development. Overall, the Company increased its development staff by 68%.

     On March 29, 2006, the Company concluded that it had overcapitalized software in the first three fiscal quarters of 2005. The net impact of the quarterly restatements was an aggregate charge to earnings of $251,000, which amounts to ($.08) per share. The impact on quarterly earnings per share was a decrease to the first quarter of 2005 by $.04 to ($.25) per share, a decrease to the second quarter of 2005 by $.07 to $.15 per share, and an increase to the third quarter of 2005 of $.03 to $.94 per share. The Company's Form 10-K, which is being filed today, reflects the restated quarterly results. The Company plans to timely file a Form 8-K and Form 10-Q/A's with the SEC disclosing the quarterly restatements.

     "2005 has been a very busy, exciting and profitable year for Astea. With the acquisition of FieldCentrix, the leading mobility solution provider, we have a competitive advantage that is clearly differentiating us from other solution vendors. Together with our new integrated scheduling optimization, which customers previously would have had to buy as a point solution from another vendor and then attempt to integrate, we believe we have put together far and away the strongest and most comprehensive offering in the Service Lifecycle Management space," said Zack Bergreen, Chairman and CEO of Astea International.

     Mr. Bergreen continued "Our turnaround clearly started with the deployment of our .Net solution in 2004, and we have been solidly profitable since then as customer response to our offering has been very favorable. However, we cannot rest on our laurels. As you can see from our increased spending on development and services, we are continuing to invest very heavily to exploit and reinforce our leadership position. The size and scope of the opportunities we can now pursue also require considerable focus and patience, but we believe they are well worth the effort."

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     A YEAR IN REVIEW: 2005 HIGHLIGHTS

     -- Attained significant new customers, such as BMC Solutions, an enterprise-wide IT services and support company; Symquest, which designs, installs, and supports business technologies that handle the information flow of electronic and physical documents; Corporate Express Australia Ltd., one of Australia & New Zealand's leading suppliers of office products and services; Adsteam Marine Ltd., a provider of harbor towage and related maritime services; RCR Tomlinson Ltd., which supplies competitive products and services in repair and maintenance, equipment site maintenance and construction; the Japanese division of Silicon Graphics, Inc., a provider of technology solutions and support services; the European operations of EDS Global Field Services, a leading Service integrator, which is wholly owned by Electronic Data Systems; and Contacta, which designs, manufactures and supplies state-of-the-art products and systems developed specifically for organizations dealing directly with the public.

     -- Existing Astea customers continued to expand their configurations with additional licensing for more users and functionality, such as Optos; Circuit City; Ascent Media; Enovation Graphics; MTM Technologies; Standard Register; GDC; Fuji, NSAT, and TEC in Japan; Centric Managed ICT Services; and Samsung.

     -- Acquisition of FieldCentrix, adding mobile expertise to Astea's enterprise-class Service Lifecycle Management Suite, with approximately 40 customers, including market leaders such as Honeywell, Praxair and Ingersoll Rand.

     -- Existing FieldCentrix customers also continued to expand their configurations with additional licensing, such as Praxair, which supplies atmospheric, process and specialty gases, high-performance coatings, and related services and technologies; and Ainsworth, a leading installation and service provider of electrical, communications, mechanical and control systems for industrial, commercial and institutional applications.

     -- Successfully attained Gold Certified status in the Microsoft Partner Program with competencies in ISV (Independent Software Vendor)/Software and Mobility Solutions, recognizing Astea's expertise and total impact in the technology marketplace. As a Gold Certified partner, Astea has demonstrated expertise with Microsoft technologies and proven their ability to meet customers' needs. Microsoft Gold Certified Partners receive a rich set of benefits, including access, training and support, giving them a competitive advantage in the marketplace.

     -- Launched Dynamic Scheduling Engine (DSE) integrated with GIS into Alliance suite. This system provides enhanced optimization capabilities for service engineers and much improved financial savings to Astea customers.

     -- Announced a new simulation and planning module that complements the Alliance Dynamic Scheduling Engine (DSE). The Alliance FieldForce Planner enables managers to determine optimal resource utilization and service schedules based on the structure and operating policies of their workforce.

     -- Successfully launched Service Impact Assessment (SIA) offering to help companies in identifying and quantifying the financial and operational impact that a service management solution can have on a company's operations.

     -- Successfully launched a powerful Business Intelligence solution, providing a 360-degree web-based view of critical data from departments that are traditionally dispersed across the organization, such as service, marketing, sales, contact center, depot repair, contracts, and logistics.

     -- Added two value added resellers, of Astea Alliance solutions, in the Asia Pacific market.

     -- Signed new partner, Axeda Systems Inc., the world's leading provider of device relationship management (DRM) software and services.

     Astea will host a conference call that will be broadcast live over the Internet on March 31, 2006 at 11:00 AM EDT to discuss the Company's fourth quarter and year-end financial results. Investors can access the call from the Company's Web site at http://www.astea.com/about_investors.asp. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

     About Astea International

     Astea is a global provider of service management software that addresses the unique needs of companies who manage capital equipment, mission critical assets and human capital. The Astea Alliance suite supports the complete service lifecycle, from lead generation and project quotation to service and billing through asset retirement. It integrates and optimizes critical business processes for Contact Center, Field Service, Depot Repair, Logistics, Professional Services, and Sales & Marketing. Astea extends its application suite with portal, business intelligence, dynamic scheduling, and mobile solutions. Since its inception in 1979, Astea has licensed applications to companies in a wide range of sectors including information technology, telecommunications, instruments & controls, business systems, and medical devices.

     http://www.astea.com. Service Smart. Enterprise Proven.

     Astea and Astea Alliance are trademarks of Astea International Inc. All other company and product names contained herein are trademarks of the respective holders.

     This press release contains forward-looking statements that are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are possibilities that the companies mentioned in this press release may not purchase licenses for Astea Alliance, the continuing acceptance of Astea's products, general competitive pressures in the marketplace, and continued overall growth in the customer relationship management solutions industry. Further information regarding these as well as other key risk factors and meaningful cautionary statements that could affect the Company's financial results are included at length in the Company's Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission.

SOURCE Astea International Inc.
    -0-                             03/31/2006
     /CONTACT: Investor Relations, Rick Etskovitz, Chief Financial Officer of Astea International Inc., +1-215-682-2500, retskovitz@astea.com/
     /Web site: http://www.astea.com /